                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 22, 2002
                                                          --------------




                         PERRY ELLIS INTERNATIONAL, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)



           Florida                 0-21764               59-1162998
           -------                 -------               ----------
       (State or other           (Commission           (IRS Employer
       jurisdiction of           File Number)        Identification No.)
       incorporation)




           3000 N.W. 107/th/ Avenue, Miami, Florida         33172
           ----------------------------------------         -----
           (Address of principal executive offices)       (Zip Code)



        Registrant's telephone number, including area code (305) 592-2830
                                                           --------------

Item 7.           Financial Statements and Exhibits
                  ---------------------------------

         (a)      Financial Statements of Business Acquired.

                  Independent Auditors' Report .......................................................     F-1

                  Balance Sheets as of December 29, 2001 and December 30, 2000 .......................     F-2

                  Statements of Income and Net Investments of VF Corporation for
                  the years ended December 29, 2001, December 30, 2000
                  and January 1, 2000 ................................................................     F-3

                  Statement of Cash Flows for the years ended December 29, 2001,
                  December 30, 2000 and January 1, 2000 ..............................................     F-4

                  Notes to Financial Statements ......................................................     F-5

         (b)      Pro Forma Financial Information.

                  Introduction to Unaudited Pro Forma Condensed
                  Combined Financial Information .....................................................     F-14

                  Unaudited Pro Forma Condensed Combined
                  Balance Sheet as of January 31, 2002 ...............................................     F-15

                  Unaudited Pro Forma Condensed Combined Income Statement
                  for the year ended January 31, 2002 ................................................     F-16

                  Notes to Unaudited Pro Forma Condensed
                  Combined Financial Information .....................................................     F-17

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PERRY ELLIS INTERNATIONAL, INC.

Date:  May 31, 2002             By: /s/ Rosemary B. Trudeau
                                    -------------------------------
                                        Rosemary B. Trudeau,
                                        Vice President of Finance

INDEPENDENT AUDITORS' REPORT

To the Management of The Jantzen Business:

We have audited the accompanying balance sheets of The Jantzen Business ("Jantzen"), a business unit owned by VF Corporation, as of December 29, 2001 and December 30, 2000, and the related statements of income and net investment of VF Corporation and of cash flows for each of the three years in the period ended December 29, 2001. These financial statements are the responsibility of Jantzen's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Jantzen financial statements have been derived from the accounts of VF Corporation and its subsidiaries as described in Note 1. Moreover, as indicated in Note 1, Jantzen relies on VF Corporation for treasury, legal and other services. The financial position, results of operations, and cash flows of Jantzen could differ from those that would have resulted had Jantzen operated autonomously or as an entity independent of VF Corporation.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Jantzen as of December 29, 2001 and December 30, 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 29, 2001 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Certified Public Accountants
Miami, Florida
May 10, 2002

THE JANTZEN BUSINESS

(A business unit owned by VF Corporation)

BALANCE SHEETS (In thousands)
--------------------------------------------------------------------------------

                                                                   Fiscal Year Ended
                                                               ----------------------------
                                                               December 29,    December 30,
ASSETS                                                             2001            2000
                                                               ----------------------------
CURRENT ASSETS:
  Cash and cash equivalents                                       $   445         $   241
  Accounts receivable, less allowances of $1,231 in 2001
    and $1,263 in 2000                                             11,536          12,078
  Inventories                                                      23,456          28,740
  Deferred income taxes                                             3,065             702
  Prepaid income taxes and other current assets                     4,931             958
                                                                  -------         -------
           Total current assets                                    43,433          42,719

  Property, plant and equipment, net                                5,768           6,773

  Goodwill, net                                                    17,737          18,421

  Other                                                               467             283
                                                                  -------         -------

                                                                  $67,405         $68,196
                                                                  =======         =======


LIABILITIES AND NET INVESTMENT OF VF CORPORATION

CURRENT LIABILITIES:
  Accounts payable                                                $ 5,368         $ 8,878
  Accrued liabilities                                               8,716           4,545
                                                                  -------         -------
           Total current liabilities                               14,084          13,423

  Other liabilities                                                   588             295
                                                                  -------         -------

           Total liabilities                                       14,672          13,718

NET INVESTMENT OF VF CORPORATION                                   52,733          54,478
                                                                  -------         -------

                                                                  $67,405         $68,196
                                                                  =======         =======

See notes to financial statements.

THE JANTZEN BUSINESS
(A business unit owned by VF Corporation)

STATEMENTS OF INCOME AND NET INVESTMENT OF VF CORPORATION (In thousands)
--------------------------------------------------------------------------------

                                                                     Fiscal Year Ended
                                                          -----------------------------------------
                                                          December 29,   December 30,    January 1,
                                                              2001           2000           2000
                                                          ------------   ------------    ----------
REVENUES:
  Net sales                                                 $  94,159      $ 111,524      $ 140,331
  Royalty income, net                                           1,683          1,055          1,740
                                                            ---------      ---------      ---------
                                                               95,842        112,579        142,071
                                                            ---------      ---------      ---------

COSTS AND OPERATING EXPENSES:
  Cost of sales                                                73,007         72,033        103,652
  Selling, general and administrative expenses                 32,611         35,664         41,810
  Amortization of goodwill                                        684            684            684
                                                            ---------      ---------      ---------
                                                              106,302        108,381        146,146
                                                            ---------      ---------      ---------

OPERATING INCOME (LOSS)                                       (10,460)         4,198         (4,075)
                                                            ---------      ---------      ---------

OTHER INCOME:
  Interest income                                                  41             15             20
  Miscellaneous, net                                               13            405            182
                                                            ---------      ---------      ---------
                                                                   54            420            202
                                                            ---------      ---------      ---------

Income (loss) before income tax expense (benefit) and
  cumulative effect of change in accounting principle         (10,406)         4,618         (3,873)

Income tax expense (benefit)                                   (3,782)         1,789         (1,356)
                                                            ---------      ---------      ---------

Income (loss) before cumulative effect of change
  in accounting principle                                      (6,624)         2,829         (2,517)

Cumulative effect on prior years of change
  in accounting principle, net of income taxes                     --           (124)            --
                                                            ---------      ---------      ---------

Net income (loss)                                              (6,624)         2,705         (2,517)

Net investment of VF Corporation, beginning of year            54,478         57,137         66,752

Increase (decrease) in net investment of
  VF Corporation                                                4,879         (5,364)        (7,098)
                                                            ---------      ---------      ---------
Net investment of VF Corporation, end of year               $  52,733      $  54,478      $  57,137
                                                            =========      =========      =========

See notes to financial statements.

THE JANTZEN BUSINESS
(A business unit owned by VF Corporation)

STATEMENTS OF CASH FLOWS (In thousands)
--------------------------------------------------------------------------------

                                                                   Fiscal Year Ended
                                                         ----------------------------------------
                                                         December 29,   December 30,   January 1,
                                                             2001          2000           2000
                                                         ------------   ------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                        $(6,624)       $ 2,705       $(2,517)
  Adjustments to reconcile net income (loss)
    to cash provided by operations:
      Provision for restructuring costs                      4,993
      Depreciation and amortization                          1,943          2,140         2,654
      Deferred income tax expense (benefit)                 (2,547)          (902)        1,808
      Provision for bad debts                                   61             93           755
      Changes in current assets and liabilities:
        Accounts receivable                                  6,783         (3,987)         (908)
        Inventories                                          3,932          1,172         8,870
        Prepaid income taxes and other current assets       (3,973)           262          (931)
        Accounts payable and accrued expenses               (4,332)        (1,254)       (9,161)
        Other liabilities, net                                 293            162            23
                                                           -------        -------       -------
           Net cash provided by operating activities           529            391           593
                                                           -------        -------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                        (325)          (604)         (634)
                                                           -------        -------       -------

           Net cash used in investing activities              (325)          (604)         (634)
                                                           -------        -------       -------

NET CHANGE IN CASH AND CASH EQUIVALENTS                        204           (213)          (41)

CASH AND CASH EQUIVALENTS -
  BEGINNING OF YEAR                                            241            454           495
                                                           -------        -------       -------

CASH AND CASH EQUIVALENTS - END OF YEAR                    $   445        $   241       $   454
                                                           =======        =======       =======

See notes to financial statements.

THE JANTZEN BUSINESS
(A business unit owned by VF Corporation)

NOTES TO FINANCIAL STATEMENTS (Dollars in thousands)
--------------------------------------------------------------------------------

1.    BACKGROUND AND DESCRIPTION OF THE BUSINESS

      The accompanying financial statements have been prepared to present the financial position, results of operations and cash flows of The Jantzen Business ("Jantzen"), a business unit owned by VF Corporation ("VF"). On March 15, 2002, VF and Perry Ellis International, Inc. ("Perry Ellis") entered into an asset purchase agreement (the "Agreement"). As a result of the Agreement, financial statements related to Jantzen are required to be filed by Regulation S-X, promulgated by the Securities and Exchange Commission. The financial statements include all the operations of the business unit, which do not necessarily represent the assets and business acquired by Perry Ellis. The financial position, results of operations and cash flows as presented herein may not be the same as would have occurred had Jantzen operated autonomously or as an entity independent of VF Corporation during the periods presented and may not be indicative of future financial results.

      Perry Ellis acquired trademarks and trade names owned by Jantzen, certain operating assets and the capital stock of Jantzen Apparel Corporation. The Agreement also included the assignment to Perry Ellis of the NIKE(R) and Tommy Hilfiger(R) licenses for the manufacture and sale of swimwear. The Agreement did not include working capital related to the 2002 product lines (primarily accounts receivable and inventories) and real estate assets, which will be retained by VF. VF expects to complete the sale of Jantzen's 2002 product lines during the second quarter of 2002 and to substantially liquidate the remaining net assets of Jantzen through the end of the third quarter of 2002. The purchase price approximated $24,000 and the transaction closed on March 22, 2002.

      Jantzen's operations consist of the design, manufacture and sale of swimwear and sportswear under the Jantzen(R) and other brands, as well as swimwear under the licensed NIKE and Tommy Hilfiger brands. The entities comprising Jantzen are not a separate legal entity and, as a result, net investments of VF Corporation is shown in lieu of stockholder's equity in the financial statements and include the accumulation of transactions between Jantzen and VF described below. All intercompany accounts and transactions have been eliminated. Fiscal years are 52/53-week periods ending on the Saturday closest to the end of December of each year.

      The Jantzen business is comprised of the following:

      . Jantzen Inc., a wholly owned subsidiary of VF. Jantzen Inc. is the operating company. All net operating assets (working capital, fixed assets, etc.) are owned and operated through this legal entity. This legal entity holds the NIKE and Tommy Hilfiger licenses and owns Jantzen Apparel Corporation and VF Canada, Inc.

      . Jantzen Apparel Corporation, a wholly owned subsidiary of Jantzen Inc., owns the Jantzen and other trade names and trademarks.

      . The portion of the business of VF Canada, Inc., a wholly owned subsidiary of Jantzen Inc., that is directly related to the Jantzen trademark. VF Canada is substantially a sales operation that sells exclusively to Canadian customers. The portion of VF Canada, Inc. not related to the Jantzen trademark is directly related to other trademarks owned by an affiliated entity within VF and thus not considered part of Jantzen.

      . The operating results directly related to Jantzen products that are sold to consumers through factory outlet stores operated by an affiliate of VF ("VFFO").

      . The goodwill resulting from VF's 1986 acquisition of Jantzen Inc. and the related amortization expense.

      Transactions with VF and its other subsidiaries are described below:

      . VF operates a chain of retail outlet stores across the United States. Jantzen transfers primarily excess quantities of first quality swimwear and sportswear inventories to the outlet stores at Jantzen's cost. When the VF outlet stores sell these products to retail consumers, the actual customer sales, cost of sales and marketing costs incurred are recorded by Jantzen. These operating results are presented as a separate reportable segment in Note 9. Sales, costs of sales and selling and distribution expenses were $23,777, $20,838 and $4,993, respectively, in 2001, $33,930, $23,817 and $6,524, respectively, in 2000 and $35,105, $21,962 and $6,524, respectively, in 1999.

      . Approximately 18%, 22% and 18% in 2001, 2000 and 1999, respectively, of products sold by Jantzen were manufactured by VF affiliates at amounts that approximate VF's cost. The balance of production requirements was manufactured in Jantzen plants or contracted with independent parties.

      . The financial statements include certain VF corporate expenses directly related to Jantzen. Corporate expenses for pension, insurance, audit, information systems and other costs directly related to Jantzen are based on the actual costs incurred by VF. Jantzen management believes that amounts for these services are a reasonable representation of the services performed or benefits received.

      . Jantzen does not maintain stand-alone treasury, legal and other corporate support functions. Included in marketing, administrative and general expenses are management fees charged by VF of $3,298, $3,386 and $3,367 in 2001, 2000 and 1999, respectively. Jantzen management believes that amounts for these services are a reasonable representation of the services performed or benefits received.

      . VF uses a centralized approach to cash management and the financing of its operations. The Jantzen cash accounts are swept on a daily basis and are netted against the net investments of VF Corporation accounts. As a result, none of the VF cash and cash equivalents or debt at the corporate level has been allocated to Jantzen in the financial statements. Cash in the financial statements represents amounts not swept by VF. Included in net investments of VF Corporation are intercompany receivables of $39,294 and $43,934 at December 30, 2001 and December 29, 2000, respectively.

      . VF does not charge interest expense on its net investments of VF Corporation to Jantzen. Accordingly, Jantzen's interest expense and financing costs as a separate entity may be different than that presented in the financial statements.

      . Jantzen is included in VF's consolidated federal income tax returns. Income tax provisions (benefits) and related balance sheet accounts in the financial statements have been computed on a separate tax return basis.

2.    ACCOUNTING POLICIES

      Cash and Cash Equivalents - Jantzen considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Due to the short maturity period of cash equivalents, the carrying amount of these instruments approximates fair value.

      Inventories are stated at the lower of cost or market on the last-in, first-out method. The current cost of inventories stated on the last-in, first-out method is not significantly different from their value determined under the first-in, first-out method.

      Property and Depreciation - Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from 10 to 20 years for buildings and ranging from 3 to 10 years for machinery and equipment.

      Jantzen's principle is to evaluate property for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss may be recorded if undiscounted future cash flows are not expected to be adequate to recover the carrying value of the asset. An impairment loss is recognized based on the fair value of the asset less any costs of disposition.

      Goodwill represents the excess amount of VF's cost over the fair value of Jantzen Inc.'s net tangible assets at the 1986 acquisition date. Amounts are net of accumulated amortization of $11,379 and $10,694 in 2001 and 2000, respectively. These assets are amortized using the straight-line method over 40 years. Also, whenever events or changes in circumstances indicated that the carrying amount of goodwill might not be recoverable, Jantzen had evaluated its recoverability using forecasted net cash flows on an undiscounted basis. An impairment loss is recognized based on the fair value of the asset less any costs of disposition.

      Revenue Recognition - During the fourth quarter of 2000, Jantzen changed its accounting principle for recognizing sales in accordance with the SEC's Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. Previously, sales were recorded upon shipment of goods to the customer. The new principle recognizes that the risks of ownership in some transactions do not substantively transfer to customers until they have received the product, without regard to when legal title has transferred. The cumulative effect of this change in principle for periods prior to January 2000 of $219 is shown in the statements of income. Sales to VFFO accounted for 25%, 30% and 25% of net sales in 2001, 2000 and 1999, respectively.

      Royalty Income from independent licensees is recognized when earned on the basis of the terms specified in the underlying contractual agreements and are presented net of directly related expenses of $127, $121 and $68 in 2001, 2000 and 1999, respectively.

      Advertising Costs are expensed as incurred and were $3,945 in 2001, $5,449 in 2000 and $5,145 in 1999 and are included in marketing, administrative and general expenses.

      Shipping Costs to customers are included in marketing, administrative and general expenses and were $231 in 2001, $208 in 2000 and $482 in 1999. Revenues generated from shipping fees are included in net sales for all periods presented.

      Trademark Costs - All costs of trademark applications and renewals, as well as costs of trademark defense, are expensed as incurred.

      Income Taxes - Jantzen accounts for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized.

      New Accounting Pronouncements - At the end of 2001, Jantzen has $17,737 of net goodwill arising from the acquisition of Jantzen Inc., by VF in 1986. Under the accounting rules in effect through the end of 2001, the goodwill was being amortized over its estimated useful lives, limited to a maximum period of 40 years. Also, whenever events or changes in circumstances indicated that the carrying amount of goodwill might not be recoverable, Jantzen evaluated their recoverability using forecasted net cash flows on an undiscounted basis.

      In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 142, Goodwill and Other Intangible Assets, which is effective for Jantzen at the beginning of 2002 and may not be applied retroactively to financial statements of prior periods. Under this Statement, goodwill, including previously existing goodwill, and intangible assets with indefinite useful lives will not be amortized but must be tested at least annually for impairment. Other intangible assets will be amortized over their estimated useful lives. The new Statement also requires an initial test for impairment of existing goodwill and intangible assets to determine if the existing carrying value exceeds its fair value. Any transitional impairment determined upon adoption of the new Statement must be recognized as the cumulative effect of a change in accounting principle in the statement of income at the beginning of 2002.

      Under the new Statement, amortization of goodwill, which totaled $684 for 2001, 2000 and 1999, will not be required in future years. Jantzen has completed the initial test of existing goodwill and was not required to record impairment upon adoption of this Statement.

      In October 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement supersedes Statement 121 but retains many of its fundamental provisions. Additionally, this Statement expands the scope of discontinued operations to include more disposal transactions. The provisions of this Statement are effective for Jantzen beginning in fiscal 2002. Management does not anticipate a significant impact to Jantzen's results of operations from adoption of this Statement.

      Fair Value of Financial Instruments - The carrying amounts of accounts receivable and accounts payable approximates fair value due to their short-term nature.

      Use of Estimates - In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

3.    ACCOUNTS RECEIVABLE

      Accounts receivable consist of the following at:

                                                     2001        2000
                                                       In thousands

         Trade accounts                              $ 11,774  $ 11,665
         Royalties and other receivables                  993     1,676
                                                     --------  --------

                                                       12,767    13,341
         Less: allowance for doubtful accounts         (1,231)   (1,263)
                                                     --------  --------

         Total                                       $ 11,536  $ 12,078
                                                     ========  ========


      The activity for the allowance account is as follows:

      Allowance for doubtful accounts:

                                            2001       2000      1999

         Allownce for doubtful accounts:
           Beginning balance              $  1,263   $  1,157  $  1,289
           Provision                            61         93       755
           Write-offs, net of recoveries       (93)        13      (887)
                                          --------   --------  --------

         Ending balance                   $  1,231   $  1,263  $  1,157
                                          ========   ========  ========

      Jantzen carries accounts receivable at the amount it deems to be collectible. Accordingly, Jantzen provides allowances for accounts receivable it deems to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivable that become uncollectible could differ from those estimates. No single customer accounted for more than 10% of the trade accounts receivable balance at December 29, 2001 and December 30, 2000.

4.    INVENTORIES

                                                       2001      2000
                                                        In thousands

         Finished products                           $ 15,806  $ 15,446
         Work in process                                4,675     6,606
         Materials and supplies                         2,975     6,688
                                                     --------  --------

                                                     $ 23,456  $ 28,740
                                                     ========  ========

5.   PROPERTY, PLANT AND EQUIPMENT

                                                         2001          2000
                                                           In thousands

        Land                                           $  1,699      $  1,699
        Buildings                                        10,306        10,224
        Machinery and equipment                           7,592         8,456
                                                       --------      --------

                                                         19,597        20,379
        Less accumulated depreciation                   (13,829)      (13,606)
                                                       --------      --------

                                                       $  5,768      $  6,773
                                                       ========      ========


     Depreciation expense for 2001, 2000 and 1999 was $1,259, $1,455 and $1,813, respectively.

6.   ACCRUED LIABILITIES

                                                         2001          2000
                                                            In thousands

        Compensation                                   $  1,376      $  1,118
        Restructuring costs (Note 11)                     4,993            --
        Environmental contamination contingency, net        990           990
        Advertising expense                                  --           796
        Other                                             1,357         1,641
                                                       --------      --------

                                                       $  8,716      $  4,545
                                                       ========      ========

     The environmental contamination contingency is net of $811 representing the carrying value of the contaminated building at December 29, 2001 and December 30, 2000.

7.   INCOME TAXES

     Jantzen is part of an affiliated group of corporations that files a consolidated federal income tax return. Jantzen reports its share of the consolidated liability on a separate return basis for financial reporting purposes. The income tax expense (benefit) for Jantzen for the years presented, excluding the cumulative effect of the change in accounting principle, consists of the following:

                                            2001        2000         1999
                                                    In thousands

        Current:
          Federal and state               $ (1,785)   $  2,892     $ (3,724)
          Foreign                              549        (201)         560
                                          --------    --------     --------

                                            (1,236)      2,691       (3,164)
                                          --------    --------     --------

        Deferred:
          Federal and state                 (2,558)       (870)       1,811
          Foreign                               12         (32)          (3)
                                          --------    --------     --------

                                            (2,546)       (902)       1,808
                                          --------    --------     --------

        Total                             $ (3,782)   $  1,789     $ (1,356)
                                          ========    ========     ========

     Jantzen is a party to a tax sharing agreement with its affiliated group members. Based on the agreement, Jantzen is entitled to receive compensation for the tax benefits it contributed to the consolidated group or must remit compensation for the tax burden it contributed to the consolidated group. These amounts are recorded using intercompany receivable and payable accounts.

     The reasons for the difference between income taxes computed by applying the statutory federal income tax rate and income tax expense in the financial statements are as follows:

                                          2001       2000        1999
                                                 In thousands

     Tax at federal statutory rate       $(3,642)   $ 1,616    $(1,356)
     State income taxes,
       net of federal tax benefit           (408)        30       (271)
     Amortization of intangible assets       239        239        239
     Other, net                               29        (96)        32
                                         -------    -------    -------

                                         $(3,782)   $ 1,789    $(1,356)
                                         =======    =======    =======


     Deferred income tax assets and liabilities consist of the following:

                                                          2001     2000
                                                          In thousands

     Deferred income tax assets:
       Employee benefits                                $  424   $  517
       Other accrued expenses                            3,015    1,507
       Operating loss carryforwards                        921      778
       Other                                               428      586
                                                        ------   ------

       Deferred income tax assets                        4,788    3,388
                                                        ------   ------

     Deferred income tax liabilities:
       Depreciation                                        971    1,137
       Inventory                                           285    1,266
                                                        ------   ------

       Deferred income tax liabilities                   1,256    2,403
                                                        ------   ------

     Net deferred income tax assets                     $3,532   $  985
                                                        ======   ======

                                                          2001     2000
                                                          In thousands

     Amount included in:
       Current assets                                   $3,065   $  702
       Other assets                                        467      283
                                                        ------   ------

                                                        $3,532   $  985
                                                        ======   ======

8.    RETIREMENT PLAN

      VF has a 401(k) Profit Sharing Plan (the "Plan") in which eligible employees may participate. Employees are eligible to participate in the Plan beginning the first of the month following 30 days of employment. Participants may elect to contribute 15% of their annual compensation, not to exceed amounts prescribed by statutory guidelines. VF is required to contribute an amount equal to 50% of each participant's eligible contribution up to 6% of the participant's annual compensation. VF's contributions to the Plan were $225, $186 and $257 in 2001, 2000 and 1999, respectively.

9.    BUSINESS SEGMENT INFORMATION

      Jantzen designs, manufactures and markets apparel products under Jantzen and other owned brand names, and under the licensed NIKE and Tommy Hilfiger brand names. Customers include department and specialty stores throughout the United States.

      Jantzen manages its business in two segments - - wholesale customers and VF outlet customers. The wholesale business consists of sales to retailers, who in turn resell the Jantzen merchandise to their consumers. The VF outlet business consists of sales of Jantzen's products through VF's retail factory outlet stores directly to consumers.

      Accounting policies for the wholesale segment are those stated in Note 2. In the VF outlet segment, Jantzen transfers inventory to VF's outlet affiliate at cost. When these products are sold to retail consumers, the actual sales, cost of sales and marketing expenses are recorded at Jantzen. Because there is no allocation of outlet assets to Jantzen, there is no asset base in this segment. Financial information for Jantzen's reportable segments is as follows:

                                         2001        2000         1999
                                                 In thousands
      Revenues:
        Wholesale and royalty income   $  72,065   $  78,649    $ 106,966
        VF outlet                         23,777      33,930       35,105
                                       ---------   ---------    ---------

        Total revenues                 $  95,842   $ 112,579    $ 142,071
                                       =========   =========    =========

      Operating income (loss):
        Wholesale and royalty income   $  (8,406)  $     634    $ (10,694)
        VF outlet                         (2,054)      3,564        6,619
                                       ---------   ---------    ---------

       Total operating income (loss)   $ (10,460)  $   4,198    $  (4,075)
                                       =========   =========    =========

10.  COMMITMENTS AND CONTINGENCIES

     Jantzen leases certain facilities and equipment under noncancelable operating leases. Future minimum lease payments are $439, $402, $402, $402 and $365 for the years 2002 through 2006 and $0 thereafter. Rent expense associated with these leases was $1,257, $1,180 and $2,011 in 2001, 2000 and 1999, respectively.

     Jantzen enters into licensing agreements that provide Jantzen rights to market products under NIKE and Tommy Hilfiger trademarks owned by other parties. Royalty expense under these agreements were $2,636, $2,536 and $2,401 in 2001, 2000 and 1999, respectively, and is recognized in cost of sales in the statements of income. Certain of these agreements contain provisions for the payment of a guaranteed minimum royalty on anticipated sales at the beginning of each quarter and a minimum percentage royalty based on annual sales. Future minimum royalty payments are $1,131, $1,345, $858, $910 and $0 for the years 2002 through 2006 and $0 thereafter. Future minimum advertising payments are $775, $1,000, $1,000, $1,000 and $0 for the years 2002 through 2006 and $0 thereafter.

     Jantzen is subject to claims and suits, and is the initiator of claims and suits against others, in the ordinary course of business. Management does not believe that the resolution of any pending claims will have a material adverse effect on its financial position, results of operations or cash flows.

11.  RESTRUCTURING EXPENSE

     In the fourth quarter of 2001, VF management informed the employees of Jantzen that VF intended to sell or otherwise dispose of Jantzen. Accordingly, substantially all of the 494 employees were notified that their employment would be terminated during 2002. Jantzen accrued a restructuring charge of $4,993 in 2001 for severance and related benefits for these employees. Of the total charge, $1,373 was recorded in cost of sales and $3,620 in selling, general and administrative expenses.

                                   * * * * * *

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following sets forth the Unaudited Pro Forma Condensed Combined Financial Information of Perry Ellis International, Inc. as of and for the fiscal year ended January 31, 2002, giving effect to the acquisition of The Jantzen Business ("Jantzen"), a business unit owned by VF Corporation, under the "purchase" method of accounting, the offering of the 9 1/2 Series A Senior Secured Notes which was closed on March 22, 2002 (the "existing notes"), and repayment of Perry Ellis' senior credit facility. Perry Ellis' Unaudited Pro Forma Condensed Combined Balance Sheet Information presents the Jantzen acquisition, the offering of the existing notes and repayment of the senior credit facility, each as if they had been consummated on January 31, 2002. Perry Ellis' Unaudited Pro Forma Condensed Combined Income Statement Information presents the Jantzen acquisition, the offering of the existing notes and the repayment of the senior credit facility, each as if they had been consummated on February 1, 2001. The Unaudited Pro Forma Condensed Combined Financial Information of the combined companies are presented for illustrative purposes only, and therefore do not purport to present the financial position or results of operations of Perry Ellis had the Jantzen acquisition, the offering of the existing notes and repayment of the senior credit facility occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

The historical financial information for Perry Ellis and Jantzen has been derived from the respective audited financial statements. The pro forma adjustments relating to the acquisition and integration of Jantzen represent Perry Ellis' preliminary determination of these adjustments and are based upon available information and certain assumptions Perry Ellis considers reasonable under the circumstances. Final amounts could differ from those set forth herein. The pro forma adjustments do not include additional cost savings that Perry Ellis believes will be realized through the combination of the two companies. The Jantzen acquisition did not include working capital related to the 2002 product lines (primarily accounts receivable and inventories) and real estate assets.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                                             BALANCE SHEET
                                      Year Ended January 31, 2002
                                         (Dollars in Thousands)
--------------------------------------------------------------------------------------------------------
                                                       Historical (1)               Pro forma
                                                    --------------------   -----------------------------

                                                    Perry Ellis  Jantzen   Adjustments (2)      Combined
                                                    -----------  -------   ---------------      --------
ASSETS
  Cash                                                $  1,304   $    445       $  9,421  (a)   $ 11,170
  Receivables, net                                      50,370     11,536        (11,536) (b)     50,370
  Inventories                                           45,409     23,456        (21,265) (c)     47,600
  Intangible assets, net                               117,939     17,737          6,615  (d)    142,291
  Other assets                                          19,039     14,231        (12,022) (e)     21,248
                                                      --------   --------       --------        --------

Total Assets                                          $234,061   $ 67,405       $(28,787)       $272,679
                                                      ========   ========       ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable and other liabilities              $ 25,415   $ 14,672       $ (9,898) (f)   $ 30,189
  Senior credit facility                                21,756         --        (21,756) (g)         --
  Senior subordinated notes payable, net                99,072         --             --          99,072
  Notes offered hereby                                      --         --         55,600  (h)     55,600
                                                      --------   --------       --------        --------
  Total Liabilities                                    146,243     14,672         23,946         184,861
  Minority interest                                        614         --             --             614
  Stockholders' equity                                  87,204     52,733        (52,733) (i)     87,204
                                                      --------   --------       --------        --------

Total Liabilities and Stockholders' Equity            $234,061   $ 67,405       $(28,787)       $272,679
                                                      ========   ========       ========        ========

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                                        INCOME STATEMENT
                                  Year Ended January 31, 2002
                          (Dollars in Thousands Except Per Share Data)
------------------------------------------------------------------------------------------------
                                           Historical (1)                  Pro forma
                                       -----------------------    ------------------------------

                                       Perry Ellis     Jantzen    Adjustments (3)       Combined
                                       -----------    ---------   ---------------       --------
Net sales                                $ 253,034    $  94,159        $ (23,777) (a)   $323,416
Royalty income                              26,681        1,683               --          28,364
                                         ---------    ---------        ---------        --------

Total revenues                             279,715       95,842          (23,777)        351,780
Cost of sales                              191,601       73,007          (20,838) (b)    243,770
                                         ---------    ---------        ---------        --------
Gross profit                                88,114       22,835           (2,939)        108,010
Selling, general and
   administrative expenses                  63,916       33,282           (5,848) (c)     91,350
                                         ---------    ---------        ---------        --------

Operating income (loss)                     24,198      (10,447)           2,909          16,660
Interest expense (income)                   13,550          (41)           1,782  (d)     15,291
                                         ---------    ---------        ---------        --------
Income (loss) before provision
  for income taxes                          10,648      (10,406)           1,127           1,369
Income tax provision (benefit)               4,040       (3,782)             427  (e)        685
                                         ---------    ---------        ---------        --------
Net income (loss)                        $   6,608    $  (6,624)       $     700        $    684
                                         =========    =========        =========        ========

Earnings per share
  Basic                                                                                 $  0.105
                                                                                        ========
  Diluted                                                                               $  0.105
                                                                                        ========

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollars in Thousands)

(1) The year ended January 31, 2002 is Perry Ellis' historical financial reporting period. For the pro forma year ended January 31, 2002, Jantzen financial information has been included for the twelve months ended December 29, 2001, due to Jantzen historically reporting on fiscal years ending on the Saturday closest to the end of December. Perry Ellis believes the effect of the difference in these reporting periods is not significant, and therefore is not reflected in the Unaudited Pro Forma Condensed Combined Financial Information.

(2) The Jantzen purchase price was $23,978, excluding assumed liabilities of $1,957 and acquisition costs of $1,073. The purchase price and the purchase price allocation is calculated as follows:

        Purchase price determination:
          Net purchase price                                $     23,978
          Liabilities assumed and expenses incurred in
            connection with the acquisition                        3,030
                                                            ------------
                   Gross purchase price                     $     27,008
                                                            ============

        Purchase price allocation:
          Inventories                                       $      2,191
          Machinery and equipment                                    465
          Trademarks                                              24,352
                                                            ------------
                   Gross purchase price                     $     27,008
                                                            ============

      For purposes of preparing the Unaudited Pro Forma Condensed Combined Balance Sheet, the Jantzen assets acquired and liabilities assumed have been recorded at their estimated fair values. A final determination of the required purchase accounting adjustments and of the fair value of the assets and liabilities of Jantzen acquired or assumed has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial information reflect Perry Ellis' best estimate based upon currently available information.

                                                                                                 As of
                                                                                              January 31,
                                                                                                 2002
        (a)  Adjustments to cash:
               Elimination of Jantzen cash not acquired                                         $   (445)
               Notes offered hereby, net of discounts                                             55,600
               Repayment of senior credit facility                                               (21,756)
               Acquisition of Jantzen                                                            (23,978)
                                                                                                --------
                        Total adjustments to cash                                               $  9,421
                                                                                                --------
        (b)  Adjustment to receivables, net:
               Elimination of Jantzen receivables not acquired                                  $(11,536)
                                                                                                --------
        (c)  Adjustment to inventories:
               Elimination of Jantzen inventories not acquired.  Perry Ellis acquired all
                  inventories held for the 2003 season with a fair value of $2,191              $(21,265)
                                                                                                --------
        (d)  Adjustments to intangible assets, net:
               Elimination of Jantzen intangible assets not acquired                            $(17,737)
               Purchase price allocated to Jantzen trademark                                      24,352
                                                                                                --------
                        Total adjustments to intangibles, net                                   $  6,615
                                                                                                --------
        (e)  Adjustments to other assets:
               Elimination of Jantzen other assets not acquired                                 $(14,231)
               Purchase price allocated to property and equipment acquired from Jantzen              465
               Deferred financing costs related to the Notes offered hereby                        1,744
                                                                                                --------
                        Total adjustments to other assets                                       $(12,022)
                                                                                                --------
        (f)  Adjustments to accounts payable and other liabilities:
               Elimination of Jantzen liabilities not assumed                                   $(14,672)
               Accrual for severance costs assumed from Jantzen                                    1,957
               Accrual for deferred financing and acquisitions costs                               2,817
                                                                                                --------
                        Total adjustments to accounts payable and other liabilities             $ (9,898)
                                                                                                --------
        (g)  Adjustment to senior credit facility:
               Repayment of senior credit facility                                              $(21,756)
                                                                                                --------
        (h)  Adjustment to notes offered hereby:
               Notes offered hereby, net of discounts                                           $ 55,600
                                                                                                --------
        (i)  Adjustment to stockholders' equity:
               Elimination of Jantzen equity                                                    $(52,733)
                                                                                                --------

(3) The Pro Forma Combined Condensed Income Statement Data for the year ended January 31, 2002 present the effects of the Jantzen acquisition, the offering of the existing notes and repayment of the senior credit facility, in each case as if they occurred as of the beginning of such period, including:

                                                                                                   For the
                                                                                                 year ended
                                                                                                 January 31,
                                                                                                    2002
        (a)  Adjustment to net sales:
               Elimination of sales related to merchandise sold to retail customers through an affiliated chain of factory outlet stores owned by VF Corporation.  The
                 retail distribution channel was not acquired by Perry Ellis                       $(23,777)
                                                                                                   --------
         (b) Adjustment to cost of sales:
               Elimination of cost of sales related to merchandise sold to retail customers through an affiliated chain of factory outlet stores owned by VF Corporation. The retail distribution channel was not acquired by
                  Perry Ellis                                                                      $(20,838)
                                                                                                   --------
        (c)  Adjustments to selling, general and administrative expenses:
               Elimination of selling and distribution expenses related to merchandise sold to retail customers through an affiliated chain of factory outlet stores owned by VF Corporation.  The retail distribution channel was not acquired
                 by Perry Ellis                                                                    $ (4,993)
               Amortization of deferred financing costs related to the Notes offered hereby             249
               Reductions of depreciation expense on property, plant and equipment not
                 acquired by Perry Ellis                                                             (1,104)
                                                                                                   --------
                        Total adjustments to selling, general and administrative expenses          $ (5,848)
                                                                                                   --------
        (d)  Adjustments to interest expense:
               Estimated interest expense associated with Notes offered hereby                     $  5,415
               Estimated effect on interest expense of the interest rate swap entered into
                 concurrently with the notes offered hereby                                          (2,148)
               Estimated savings on interest expense due to the repayment on the senior
                 credit facility                                                                     (1,485)
                                                                                                   --------
                        Total adjustments to interest expense                                      $  1,782
                                                                                                   --------
        (e)  Adjustment to the provision for income taxes at an effective rate of 37.9%            $    427
                                                                                                   --------